EXHIBIT 99.1

FINAL TRANSCRIPT

CCBN StreetEvents Conference Call Transcript

TROY - Q4 2003 TROY Group, Inc. Earnings Conference Call

Event Date/Time: Feb. 23. 2004 / 4:30PM ET

Event Duration: N/A

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CORPORATE PARTICIPANTS

Patrick Dirk

Troy Group - President and CEO

James Klingler

Troy Group - VP and CFO

CONFERENCE CALL PARTICIPANTS

Andrew Garcia

Oppenheimer - Analyst

PRESENTATION

Operator

Good afternoon and welcome to the Troy Group Fourth Quarter and Fiscal Year 2003 Financial Results call. [Operator Instructions] Today’s call is being recorded at the request of the Troy Group. If anyone has any objections you may disconnect at this time. I would now like to hand the call over Mr. Patrick Dirk, Chairman and CEO. Thank you sir, you may now begin.

Patrick Dirk - Troy Group - President and CEO

Good afternoon and welcome to Troy Group’s Fiscal 2003 fourth quarter and year-end conference call. I’m Patrick Dirk, Chairman, and CEO of Troy Group. With me today is Jim Klingler, our CFO. After my comments, Jim will provide you with more financial details.

We will then address your questions. First of all I would like to welcome all of our new shareholders that might be listening today. For those of you who have others that may want to hear our conference call, I remind you that the replay will be available at our Web site www.troygroup.com. If any of you need information regarding the replays, it’s available by contacting our investor relations group.

I’ll begin the conference call by making the following statement regarding its content. Certain statements made during this conference call constitute forward-looking statements under the Securities Exchange Act of 1934. These statements which use  such words as may, will, should, expect, anticipate, estimate, believe, or plan are based on the company’s current expectations and assumptions regarding its future operations and financial position. Various risks and uncertainties could cause the company’s actual results to differ materially from those expressed in the forward-looking statements.

These risks and uncertainties include the continued demand for printed financial documents, the expected decline in sales of our wired connectivity products, the market acceptance of products incorporating our wireless printing technologies, our ability to enhance existing products and develop new products, our ability to hire and retain qualified management, technology and other personnel, impact of competition from existing and new technologies, and other companies. And other factors identified under the heading Certain important factors, in the company’s 2003 annual report on form 10K filed with the SEC.

These forward-looking statements speak only as of the date of this conference call and Troy expressly disclaims any obligation or undertaking to update these statements.

Now having said that, I’ll start the presentation by stating we’re pleased to announce the positive results of our fourth quarter and fiscal 2003. We believe we have made significant progress in returning the company to profitability and growth.

Over the past few months, we’ve concentrated on restructuring the business in a manner that would return us to both profitability and growth. I believe that it is worthwhile to review our current business segments with you at this time.

As presented in our 10K for fiscal year 2003, our product offerings are divided into two businesses segments, secure payment systems and wireless and connectivity solutions.

Let me first address secure payment systems. Within this business segment, we have security printing solutions and financial services. Security printing solutions include state of the art payment systems ranging from high security digital check printing solutions to remote payment solutions. Troy has been a leader and a leading provider of magnetic ink character recognition products, such as check printing solutions since 1971. U.S. Treasury prints most of its checks using Troy equipment.

Troy is one of the largest manufacturers of desktop micr toner in the world, providing specialty micr toner for both Troy and non-Troy micr printers. In addition, Troy is the leading provider of ribbons for impact micr printers.

Our products provide our customers with payment solutions that offer security, speed, flexibility, and efficiency.

Our financial service solutions offer premiere electronic payment software and services. We specialize in developing ACH, or automatic clearinghouse, origination and processing software, as well as Internet check payment solutions. According to the National Automated Clearing House Association, NACHA, over 12,000 ACH system participants settle over six billion payment transactions each year.

We’ve developed an expertise in this technology and today have several software and processing solutions that serve both our bank and commercial customers. Our systems, products and services all support the rapidly growing ACH financial settlement process which is at the root of most commercial online transactions.

Customers include AT&T Corporation, Bank of America Corporation, Farmers Group, which is known as Farmers Insurance, Fidelity Investments, Hitachi Koki, IBM, JP Morgan Chase, Manpower, Marsh, Paychex, Progressive Insurance, Unisys, U.S. Postal Service, and Wells Fargo and Co. These are all customers that have purchased products from our secure payment systems of the last 12 months.

Now let me turn to wireless and connectivity solutions, the second business segment. The wireless and connectivity solutions include hardware and software solutions that enable enterprises to share intelligent devices like printers, either wirelessly or using traditional networks. We’ve been a premiere supplier of hardwired network printing solutions since 1991. And we began commercial shipments of our wireless products in 2001.

Our hardwired network products are recognized worldwide for supporting a large number of protocols and network operating systems. Although we’ve traditionally focused on printer connectivity, print servers for local area networks, or LANS, our products now enable many different devices to send and receive data and/or be controlled, monitored or diagnosed by a LAN and the Internet.

Brother Industries, Eastman Kodak, Okidata of the Americas, Xerox Corporation, Daimler Chrysler AG, are among the wireless and connectivity customers who have purchased products during the last 12 months.

Industries served by both of these business segments include financial services, insurance, telecommunications, computer hardware, automotive, personnel, government and others, a very broad set of customer bases and industries.

We distribute our products around the world and market them through a network of distributors and value-added re-sellers and a direct sales force. More than 7,000 customers have purchased our products and services during the last 12 months. Our goal is to increase shareholder value through profitable growth. And we intend to pursue this goal by focusing on the following strategies for both business segments.

First, we want to develop new products for our existing customers. We intend to continue to invest in research and development to enhance our current technologies and to introduce new products based on input from our existing customers.

Second, we want to expand our distribution channels. We believe that expanding both our U.S. and international distribution channels is an important component of our growth strategy. As a result, we are actively recruiting distributors, dealers and VARS, or valued added re-sellers, both domestically and internationally.

Third, leveraging strategic alliances. We currently partner with various software, firmware, hardware, and financial service companies in offering solutions that assists us in meeting our customers’ needs. We intend to continue to aggressively pursue new strategic alliances that we believe will enable us to enter new markets, expand our distribution channels and enhance our product and service offerings. We currently have management resources dedicated to developing these types of strategic alliances.

Finally, we want to improve our manufacturing and operating costs, actually continue that in addition to reviewing all of our operational costs for cost reduction opportunities. We’re implementing a new ERP system, or an enterprise resource planning system. We expect this system to improve operational efficiencies and work flows, eliminate several manual systems. Improve our customer service and reduce costs.

We intend to continue to review the performance of our business segments and our product lines to determine if we will invest, maintain, or discontinue any of these operations. We evaluate business performance based on profitability, competitive advantage in the market and growth potential.

In summary, we’re please but not satisfied. We believe that we’ve got a lot of hard work ahead of us. We’re energized by our opportunities. And we have a motivated team committed to employees. I’m sorry. A motivated team of committed employees.

At this time, I’m going to turn the conference over to Jim Klingler, our CFO, who will provide you with more details on the numbers. Jim

James Klingler - Troy Group - VP and CFO

Thank you, Pat. Revenues of the fourth quarter increased 3 percent to $14.1 million compared to $13.8 million in the fourth quarter of fiscal 2002. Revenues for fiscal 2003 increased 3 percent to $56.6 million to compared to $55 million in fiscal 2002.

The increase in both comparisons was driven by increased sales of wireless and connectivity products. The fourth quarter showed some improvement in sales of our secure payment systems products which were negatively impacted by the bankruptcy filing of one our major distributors in May 2003.

Our gross profit percentage in the fourth quarter was 39.8 percent as compared to 19.6 percent in the fourth quarter of fiscal 2002. Our gross profit percentage in fiscal 2003, was 38.5 percent as compared to 30.9 percent in fiscal 2002.

The increase for the fourth quarter and the fiscal year primarily was due to charges in 2002 of  $2.6 million to increase the inventory reserve and $0.7 million to write down capitalized software development costs. These charges accounted for six percentage points of the increase in fiscal 2003 and 19 percentage points of the increase in the fourth quarter.

The remaining improvement primarily was due to cost reductions from the consolidation of manufacturing facilities.

Operating expenses for the fourth quarter were $4.9 million compared to $5.3 million in the fourth quarter of 2002. Operating expenses for fiscal 2003 were $20.2 million compared to $21.9 million in 2002. This decrease primarily was due to lower selling, general administrative expense related to staff reductions and reduced spending in research and development.

The net income for the fourth quarter was $441,000. This compared to a net loss of $1,781,000 in the prior year’s fourth quarter. The fourth quarter diluted earnings per share were 4 cents compared to a diluted loss per share of 16 cents in the fourth quarter of fiscal 2002.

Troy has now completed four successive profitable quarters. The net income for fiscal 2003, was $1,020,000. This compared to a net loss of $3,175,000 in the prior fiscal year.

The fiscal year diluted earnings per share were 10 cents compared to a diluted loss per share of 30 cents in fiscal 2002.

Operating activities provided cash of $4.6 million during fiscal 2003 as compared to $1.4 million in fiscal 2002. This is primarily due to improved profitability, receivable collections, an income tax refund and inventory reductions, partially off set by payments to vendors.

As a result, at November 30th, 2003, we have approximately $9.7 million in cash and investments as compared to $7.1 million at November 30th, 2002.

Our current liabilities at November 30th, 2003 were $8.3 million compared to $7.8 million at November 30th, 2002. At November 30th, 2003, we have unused working capital lines of credit in the amount of $5 million. At November 30th, 2003, we have no long-term debt as compared to $193,000 at November 30th, 2002.

And stockholders equity at November 30th, 2003, was $26.7 million as compared to $25.6 million at November 30th, 2002.

In addition, our ratios continue to be positive. Our working capital ratio at November 30th, 2003, was 3.3 to 1 as compared to 3.5 to 1 on November 30th, 2002. And our debt to equity ratio at November 30th, 2003, was 0.31 to 1 the same as that of November 30th, 2002.

In conclusion, it should be noted that Troy Group is in a strong financial position with a solid core business which we believe can continue to generate profits that can be used to invest in new initiatives.

That concludes my financial presentation. And I will now turn the conference call back to Pat Dirk.

Patrick Dirk - Troy Group - President and CEO

Thank you Jim. We continue our optimism for the future and we believe that we’re on the right course of action. I look forward to reporting our progress to you in the future on future calls. And we appreciate and thank you for your support.

At this time I will accept your questions. We will stay online as long as we need to, to insure that we answer all of your questions. Operator, are you there to take questions?

QUESTION AND ANSWER

Operator

Ladies and gentlemen, if you would like to ask a question, please key star, one on your touch-tone phone. If you would withdraw your question, key star, two. Question will be taken in the order they are received.

And your first question today comes from Andrew Garcia (ph) of Oppenheimer. Mr. Garcia you are in the question queue, sir. Please check your phone to make sure the mute button is off. Mr. Garcia Again, it’s star, one for questions. Hello, Mr. Garcia. Again, star one for questions.

Patrick Dirk - Troy Group - President and CEO

Operator, you might want to take somebody else’s question?

Operator

As a reminder, it’s star, one if you would like to ask a question. Folks, I have no questions at this time.

Patrick Dirk - Troy Group - President and CEO

You don’t think we got disconnected by any chance, do you operator?

Operator

Mr. Garcia if you would like to ask a question, again that’s star, one, sir.

Patrick Dirk - Troy Group - President and CEO

I would just check with see if Ben is still on the line?

Operator

Again, that’s star, one for questions.

Patrick Dirk - Troy Group - President and CEO

Operator

Operator

Sir, I have no questions at this time.

Patrick Dirk - Troy Group - President and CEO

OK. Would you do me a favor, just to insure that they’re still on? See if Ben Robinson (ph) is still on line.

Operator

Ben Robinson is online.

Patrick Dirk - Troy Group - President and CEO

OK. So no questions.

Operator

You have a follow up question from Andrew Garcia. Sir, you are in the question queue.

Andrew Garcia - Oppenheimer - Analyst

Operator, I didn’t have a question, the volume was so low that I was barely able to hear it. I was trying to get your attention earlier to ask you to put the volume.

Operator

Thank you very much, sir.

Patrick Dirk - Troy Group - President and CEO

OK. Did they hear the conference call?

Operator

They should be able to hear it.

Patrick Dirk - Troy Group - President and CEO

I would just ask that question. Did they hear the conference call?

Operator

I’ll open the lines at this time.

Andrew Garcia - Oppenheimer - Analyst

You are able to hear the conference call. It just the volume was very low.

Patrick Dirk - Troy Group - President and CEO

OK. OK.

Andrew Garcia - Oppenheimer - Analyst

There were no questions that weren’t answered. Thank you.

Patrick Dirk - Troy Group - President and CEO

OK. OK. Thank you. All right. Well, thank you for your attention and we look forward to talking to you at our next quarterly update.

Operator

Ladies and gentlemen, thank you for joining the call. You may now disconnect you lines.

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